SCHEDULE OF SERIES PORTFOLIOS OF SPDR® SERIES TRUST

Dated: June 18, 2012

Fund Name
SPDR® Dow Jones Total Market ETF
SPDR® Dow Jones Large Cap ETF
SPDR® S&P 500 Growth ETF
SPDR® S&P 500 Value ETF

SPDR® Dow Jones Mid Cap ETF

SPDR® S&P 400 Mid Cap Growth ETF

SPDR® S&P 400 Mid Cap Value ETF

SPDR® S&P 600 Small Cap ETF

SPDR® S&P 600 Small Cap Growth ETF

SPDR® S&P 600 Small Cap Value ETF

SPDR® Global Dow ETF

SPDR® Dow Jones REIT ETF

SPDR® S&P® Bank ETF

SPDR® S&P® Capital Markets ETF

SPDR® S&P® Insurance ETF

SPDR® Morgan Stanley Technology ETF

SPDR® S&P® Dividend ETF

SPDR® S&P® Aerospace & Defense ETF

SPDR® S&P® Biotech ETF

SPDR® S&P® Health Care Equipment ETF

SPDR® S&P® Health Care Services ETF

SPDR® S&P® Homebuilders ETF

SPDR® S&P® Metals & Mining ETF

SPDR® S&P® Oil & Gas Equipment & Services ETF

SPDR® S&P® Oil & Gas Exploration & Production ETF

SPDR® S&P® Outsourcing & IT Consulting ETF*

SPDR® S&P® Pharmaceuticals ETF

SPDR® S&P® Retail ETF

SPDR® S&P® Semiconductor ETF

SPDR® S&P® Software & Services ETF

SPDR® S&P® Telecom ETF

SPDR® S&P® Transportation ETF

SPDR® S&P® Regional Banking ETF

SPDR® S&P® Mortgage Finance ETF

SPDR® Barclays Capital 1-3 Month T-Bill ETF

SPDR® Barclays Capital Intermediate Term Treasury ETF

SPDR® Barclays Capital Long Term Treasury ETF

SPDR® Barclays Capital TIPS ETF

SPDR® Barclays Capital Aggregate Bond ETF

SPDR® Nuveen Barclays Capital Municipal Bond ETF

SPDR® Barclays Capital International Treasury Bond ETF

SPDR® Nuveen Barclays Capital Short Term Municipal Bond ETF

SPDR® Nuveen Barclays Capital California Municipal Bond ETF

SPDR® Nuveen Barclays Capital New York Municipal Bond ETF
SPDR® Barclays Capital High Yield Bond ETF

SPDR® DB International Government Inflation-Protected Bond ETF

SPDR® Barclays Capital Short Term International Treasury Bond ETF

SPDR® Barclays Capital Intermediate Term Corporate Bond ETF

SPDR® Barclays Capital Long Term Corporate Bond ETF

SPDR® Barclays Capital Convertible Securities ETF

SPDR® Barclays Capital Mortgage Backed Bond ETF

SPDR® Nuveen S&P® VRDO Municipal Bond ETF

SPDR® Wells Fargo Preferred Stock ETF

SPDR® Barclays Capital Short Term Corporate Bond ETF

SPDR® Nuveen Barclays Capital Build America Bond ETF

SPDR® Barclays Capital International Corporate Bond ETF

SPDR® Barclays Capital Emerging Markets Local Bond ETF

SPDR® Barclays Capital Issuer Scored Corporate Bond ETF

SPDR® Nuveen S&P® High Yield Municipal Bond ETF

SPDR® Barclays Capital Short Term Treasury ETF

SPDR® Barclays Capital Investment Grade Floating Rate ETF

SPDR® Barclays Capital Short Term High Yield Bond ETF

SPDR® BofA Merrill Lynch Emerging Markets Corporate Bond ETF

SPDR® BofA Merrill Lynch Crossover Corporate Bond ETF

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